UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 15, 2006

Targeted Genetics Corporation
(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(206) 623-7612

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2006, Targeted Genetics Corporation entered into a Seventh Lease Amendment with its landlord, Met Park West IV, L.L.C., for its office space at Metropolitan Park at 1100 Olive Way in Seattle, Washington. Under the lease amendment, Targeted Genetics and its landlord agreed to (i) a revised rent schedule, (ii) a right of first offer for Targeted Genetics with respect to any space that is or becomes available for lease on the first or second floor of the Metropolitan Park West Tower and (iii) changes in Targeted Genetics’ rights under the lease with respect to parking.

A copy of the Seventh Lease Amendment is attached as Exhibit 10.1 hereto and is incorporated into this current report by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Seventh Lease Amendment dated as of June 7, 2006 by and between Targeted Genetics Corporation and Met Park West IV, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Targeted Genetics Corporation

By:	/s/ David J. Poston
David J. Poston
Vice President, Finance and Chief Financial Officer

Date: June 20, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Seventh Lease Amendment dated as of June 7, 2006 by and between Targeted Genetics Corporation and Met Park West IV, L.L.C.